EXHIBIT 99.1

Glossary

The following abbreviations, acronyms or terms used in our SEC filings are defined below:

Acadian Gas	Acadian Gas, LLC and subsidiaries, acquired from Shell in April 2001
Administrative Services Agreement

Second Amended and Restated Administrative Services Agreement, effective as of October 1, 2004, among EPCO, the Company, the Operating Partnership, the general partner of the OLP and our Enterprise GP (formerly, the “EPCO Agreement”)

AICPA	American Institute of Certified Public Accountants
Anadarko	Anadarko Petroleum Corporation, its subsidiaries and affiliates
APB	Refers to opinions or statements issued the Accounting Principles Board
ARB	Refers to Accounting Research Bulletins
ARO	Asset retirement obligations
BBtus	Billion British thermal units, a measure of heating value
BBtus/d	Billion British thermal units per day, a measure of heating value
Bcf	Billion cubic feet
Bcf/d	Billion cubic feet per day
BEF	Belvieu Environmental Fuels GP, LLC and Belvieu Environmental Fuels, L.P., collectively
Belle Rose	Belle Rose NGL Pipeline LLC, an equity investment
BHP	BHP Billiton Plc, its subsidiaries and affiliates
BP	BP PLC, its subsidiaries and affiliates
BRF	Baton Rouge Fractionators LLC, an equity investment
BRPC	Baton Rouge Propylene Concentrator, LLC, an equity investment
Cal Dive	Cal Dive International, Inc., its subsidiaries and affiliates
Cameron Highway	Cameron Highway Oil Pipeline Company, an equity investment
CAONO

Refers to “consideration adjustment outside of normal operations.” For a discussion of CAONO, please read “The Company’s Operations – NGL Pipelines & Services - Natural Gas Processing and related NGL marketing activities” beginning on page 18 of our annual report on Form 10-K for the year ended December 31, 2004.

CEO	Chief Executive Officer
CFO	Chief Financial Officer
ChevronTexaco	ChevronTexaco Corp., its subsidiaries and affiliates
CMAI	Chemical Market Associates, Inc.
Cogeneration	Cogeneration is the simultaneous production of electricity and heat using a single fuel such as natural gas.
Company	Enterprise Products Partners L.P. and its consolidated subsidiaries, including the Operating Partnership (also referred to as “Enterprise”)
ConocoPhillips	ConocoPhillips Petroleum Company, its subsidiaries and affiliates
Coyote	Coyote Gas Treating, LLC, an equity investment
CPG	Cents per gallon
Deepwater	Deepwater refers to oil and gas production areas located at depths of 1,000 feet or more such as those found in the Gulf of Mexico.
Deepwater Gateway	Deepwater Gateway, L.L.C., an equity investment
Devon	Devon Energy Corporation, its affiliates and subsidiaries
Diamond-Koch	Refers to common affiliates of both Valero Energy Corporation and Koch Industries, Inc.
Dixie	Dixie Pipeline Company, a former equity investment which became a consolidated subsidiary of the Company during the first quarter of 2005
Dominion	Dominion Resources, Inc., its subsidiaries and affiliates
Dow	The Dow Chemical Company, its subsidiaries and affiliates
DRIP	Distribution Reinvestment Plan
Dynegy	Dynegy Inc., its subsidiaries and affiliates

Glossary (Continued)
EITF	Emerging Issues Task Force
El Paso	El Paso Corporation and its affiliates
Enbridge	Enbridge Inc., its subsidiaries and affiliates
Enterprise	Enterprise Products Partners L.P. and its consolidated subsidiaries, including the Operating Partnership
Enterprise GP	Enterprise Products GP, LLC, the general partner of the Company
EPA	Environmental Protection Agency
EPCO	EPCO, Inc. (formerly Enterprise Products Company), an affiliate of the Company and our ultimate parent company
EPIK	EPIK Terminalling L.P. and EPIK Gas Liquids, LLC, collectively
EPOLP	Enterprise Products Operating L.P., the operating subsidiary of the Company (also referred to as the “Operating Partnership”)
Evangeline	Evangeline Gas Pipeline Company, L.P. and Evangeline Gas Corp., collectively, an equity investment
ExxonMobil	Exxon Mobil Corporation, its subsidiaries and affiliates
FASB	Financial Accounting Standards Board
Feedstock	A raw material required for an industrial process such as in petrochemical manufacturing
FERC	Federal Energy Regulatory Commission
FIN	Financial Accounting Standards Board Interpretation
Forward sales contracts	The sale of a commodity or other product in a current period for delivery in a future period.
FTC	U.S. Federal Trade Commission
GAAP	Generally Accepted Accounting Principles in the United States of America
GulfTerra

Enterprise GTM Holdings L.P., formerly named GulfTerra Energy Partners, L.P. (for a discussion of GulfTerra, please read “The Company’s Operations – Recent Developments” beginning on page 2 of our annual report on Form 10-K for the year ended December 31, 2004.)

GulfTerra GP	Enterprise GTMGP, L.L.C., formerly named GulfTerra Energy Company, L.L.C., the general partner of GulfTerra
GulfTerra Merger

Refers to Step One, Step Two and Step Three of the merger of GulfTerra with a wholly owned subsidiary of the Company and the various transactions related thereto. Please read Note 3 of the Notes to Consolidated Financial Statements of our annual report on Form 10-K for the year ended December 31, 2004, for a description of Step One, Step Two and Step Three of the GulfTerra Merger.

HIOS	Denotes our High Island Offshore System
HSC	Denotes our Houston Ship Channel pipeline system
ICA	Interstate Commerce Act
Isomerization

For a discussion of the isomerization process, please read “The Company’s Operations—Petrochemical Services—Butane Isomerization” beginning on page 32 of our annual report on Form 10-K for the year ended December 31, 2004.

Kerr-McGee	Kerr-McGee Corporation, its subsidiaries and affiliates
Koch	Koch Industries, Inc. , its subsidiaries and affiliates
La Porte	La Porte Pipeline Company, L.P. and La Porte GP, LLC, collectively, an equity investment
LIBOR	London interbank offered rate
LCM	Lower of average cost or market
MBFC	Mississippi Business Finance Corporation
MBPD	Thousand barrels per day
Mid-America	Mid-America Pipeline Company, LLC
Midstream Energy Assets

The intermediate segments of the energy industry downstream of oil and gas production and upstream of end user consumption. These segments provide services to producers and consumers of energy. These services generally include but are not limited to natural gas gathering, processing and wholesale marketing and NGL fractionation, transportation and storage.

Glossary (Continued)
MMcf	Million cubic feet
MMcf/d	Million cubic feet per day
MMBbls	Million barrels
MMBtus	Million British thermal units, a measure of heating value
Mont Belvieu	Mont Belvieu, Texas
Moody’s	Moody’s Investors Service
MTBE	Methyl tertiary butyl ether
Natural gas processing

For a discussion of our natural gas processing business, please read “The Company’s Operations—Natural Gas Processing and related NGL marketing activities” beginning on page 18 of our annual report on Form 10-K for the year ended December 31, 2004.

Nemo	Nemo Gathering Company, LLC, an equity investment
Neptune	Neptune Pipeline Company, L.L.C., an equity investment
NGL or NGLs

Refers to natural gas liquid(s), which are used by the petrochemical and refining industries to produce plastics, motor gasoline and other industrial and consumer products and also are used as residential, agricultural and industrial fuels.

NGL marketing activities

For a discussion of our NGL marketing activities, please read “The Company’s Operations—Natural Gas Processing and related NGL marketing activities” beginning on page 18 of our annual report on Form 10-K for the year ended December 31, 2004.

NGL fractionation

For a discussion of the NGL fractionation process, please read “The Company’s Operations—NGL Pipelines & Services—NGL fractionation” beginning on page 26 of our annual report on Form 10-K for the year ended December 31, 2004.

NYSE	New York Stock Exchange
OPIS	Oil Price Information Service
Operating Partnership	Enterprise Products Operating L.P. and its affiliates
OTC	Olefins Terminal Corporation
Petrochemical marketing

For a discussion of our petrochemical marketing activities, please read “The Company’s Operations—Petrochemical Services—Propylene fractionation” beginning on page 29 of our annual report on Form 10-K for the year ended December 31, 2004.

Poseidon	Poseidon Oil Pipeline Company, L.L.C., an equity investment
Promix	K/D/S Promix LLC, an equity investment
Propylene fractionation

For a discussion of the propylene fractionation process, please read “The Company’s Operations—Petrochemical Services—Propylene fractionation” beginning on page 29 of our annual report on Form 10-K for the year ended December 31, 2004.

PTR

Refers to “plant thermal reduction.” For a discussion of PTR, please read “The Company’s Operations – Natural Gas Processing and related NGL marketing activities” beginning on page 18 of our annual report on Form 10-K for the year ended December 31, 2004.

Resource base	The gross assemblage of various geological bodies from which oil and natural gas reserves are produced.
Rocky Mountain	Referrers to the Rock Mountain region of the United States, primarily, Wyoming, Utah, Colorado, and New Mexico
SEC	U.S. Securities and Exchange Commission
Seminole	Seminole Pipeline Company
SFAS	Statement of Financial Accounting Standards issued by the FASB
Shell	Shell Oil Company, its subsidiaries and affiliates
Spinnaker	Spinnaker Exploration Co., its subsidiaries and affiliates
Splitter III	Refers to the propylene fractionation facility we acquired from Diamond-Koch
Spot market

Refers to a market where buyers and sellers consummate routine transactions where performance by both parties is short-term in nature and prices are based on market conditions at the time the transaction is executed.

Starfish	Starfish Pipeline Company, LLC, a prior equity investment sold in March 2005

Glossary (Continued)
STMA

Refers to the South Texas midstream assets we purchase from El Paso in connection with Step Three of the GulfTerra Merger. Please read Note 3 of the Notes to Consolidated Financial Statements of our annual report on Form 10-K for the year ended December 31, 2004, for a description of Step One, Step Two and Step Three of the GulfTerra Merger.

Straddle plants	A natural gas processing facility situated on a pipeline that is the sole inlet and outlet for the processing facility
Sun	Sunoco Inc., its subsidiaries and affiliates
Tennessee Gas Pipeline	Refers to a major interstate natural gas pipeline, which is owned by El Paso
Tension-leg platform	A floating platform, attached to the sea floor by tensile strength steel tube tendons, used for drilling and production in deepwater.
TEPPCO	TEPPCO Partners, L.P., its subsidiaries and affiliates
Throughput	Refers to the physical movement of volumes through a pipeline
Tri-States	Tri-States NGL Pipeline LLC, an equity investment
Unocal	Unocal Corporation, its subsidiaries and affiliates
Valero	Valero Energy Corporation, its subsidiaries and affiliates
VESCO	Venice Energy Services Company, LLC, an equity investment
Williams	The Williams Companies, Inc., its subsidiaries and affiliates
Wilprise	Wilprise Pipeline Company, LLC
1998 Trust	Duncan Family 1998 Trust, an affiliate of EPCO
2000 Trust	Duncan Family 2000 Trust, an affiliate of EPCO